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                                                                    EXHIBIT 10.6

                            [EMERALD SOLUTIONS LOGO]

                         PROFESSIONAL SERVICES AGREEMENT

CLIENT:        golfgateway.com

ADDRESS:       9977 N. 90th Street, Suite 150

               Scottsdale, Arizona 85258

        A. Client is a Delaware corporation.

        B. Emerald Solutions, Inc., a Washington corporation ("Emerald") provides systems integration and professional services in information technology.

        C. Client desires to retain Emerald to provide certain services as described in the attached Statement of Work and all future Statements of Work.

        NOW THEREFORE, for and in consideration of the mutual representations, warranties, covenants and agreements set forth below, the parties agree as follows:

1.      SERVICES.

        (a)   Statement of Work.

              Emerald shall perform for Client the services (the "Services") described in the Statement of Work attached hereto for the period of time set forth in the Statement of Work unless this Agreement is earlier terminated pursuant to Section 10(b) hereof (the "Term").

        (b)   Additional or Replacement Services.

              The parties may agree upon additional or replacement Services and the terms and conditions upon which Emerald shall perform such additional or replacement Services. Upon such agreement as to the additional or replacement Services, the parties shall consider the additional or replacement Services to be "Services" for all purposes of this Agreement and shall modify the Statement of Work to reflect the additional or replacement Services.

        (c)   Emerald's Personnel and Obligations.

              (i) Emerald shall staff the Services initially with those individuals specified on the Statement of Work. Emerald may in its reasonable discretion substitute or add other personnel, including subcontractors, and will notify Client of such changes in writing and amend the Statement of Work hereto.

              (ii) Client shall provide qualified personnel adequate to perform those tasks for which Client is responsible as set forth in the Statement of Work.

              (iii) In developing estimates and time schedules, Emerald considers all of its available consultants, regardless of location and including Emerald's subcontractors. Emerald also plans that its consultants will work as much as possible at Emerald's locations; therefore, Emerald's consultants may perform billable work for Client even though they are not at Client's locations.

              (iv) Emerald does not undertake to perform any obligation of Client, whether regulatory or contractual, or to assume any responsibility for Client's business or operations. Emerald has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed all Services.

              (v) Client shall inform and Emerald shall comply with all reasonable workplace standards and policies, applicable to Client's employees, while Emerald personnel are physically located at Client's premises.

              (vi) Emerald may subcontract the performance of any of the Services. Emerald shall be responsible for



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all performances under this Agreement by its subcontractors as if they were
Emerald employees. For purposes of this Agreement, references to "Emerald personnel" or similar words shall be deemed to include any subcontractor or any subcontractor's personnel.

        (d)   Conformance to Law.

              Emerald shall perform the Services in material compliance with all applicable federal, state and local laws, regulations, ordinances and other legal requirements applicable thereto (collectively, the "Laws").

        (e)   Changes in Laws Affecting Services.

              During the Term, Client shall advise Emerald of any proposed law, regulation or other requirement of which Client becomes aware which, if adopted, would require modification of or change to any advice, program, plan, specification, recommendation, report or other services to Client previously made during the course of this Agreement. Emerald shall have the right to modify or change the Services to conform to all Laws.

        (f)   Access to Facilities and Technical Materials.

              Client shall provide access to Client's facilities for all Emerald's personnel as required to perform the Services, and all source code, associated macros and other relevant materials on which the Service is to be performed. Client shall also provide work space, workstations, computer machine time, software, security arrangements, modem and telephone connections, access to photocopiers and facsimile equipment, and materials necessary for Emerald to perform the Services at Client's facilities.

        (g)   Project Leaders.

              Emerald and Client shall each designate a project leader (the "Project Leader"), who shall act as the authorized representatives of the parties for issues arising with respect to the Services and the "Procedures" (as defined in Section 2(a)). The parties agree that directions given by any person other than the Project Leader of a party shall be binding on the other party only with the written approval of that party's Project Leader.

2.      PROCEDURES.

        (a)   Procedures.

              Emerald and Client shall establish the order in which Emerald will perform the Services, the priorities with respect to each separate project within the Services and other procedures to be followed by the parties (collectively, the "Procedures"). The parties shall set forth the Procedures on Exhibit A. Emerald and Client agree that they will hold regular meetings to discuss the status of the projects and the priorities for the Services as set forth on Exhibit A.

        (b)   Procedure Amendments.

              The parties shall each retain the right to propose from time to time amendments, modifications, changes, additions or other alterations (an "Amendment") to the Procedures, which Amendments shall become effective only upon the mutual agreement of the parties hereto. The parties shall add any Amendment to Exhibit A. Client acknowledges that, due to the various factors and requirements imposed on Emerald by fixed price or performance terms, Emerald may, in its sole discretion, agree to an Amendment of any such fixed term in the Agreement.

3.      INDEPENDENT CONTRACTORS.

        Emerald's relationship with Client shall be that of an independent contractor and not that of an employee of Client or any affiliate. Each party shall be solely responsible for wages, salaries and other amounts due to its respective employees or subcontractors. Each party shall be responsible for all reports and obligations respecting its employees concerning social security, income tax, unemployment insurance, workers' compensation and security matters. Neither party shall have the authority to enter into contracts that bind the other party or create obligations on the part of the other party without the prior written authorization of such other party.

4.      PAYMENT FOR SERVICES.

        (a)   Payment Schedule.

              Client shall pay to Emerald the rates (the "Rates") as set forth in the payment schedule attached hereto as Exhibit B. The Rates cover Emerald's fee, all costs of operations, including benefits attributable to payroll, overhead, wages and salaries of employees. The Rates do not include, and Client shall pay or reimburse Emerald separately for, the gross amount of any



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sales, use, excise, occupation, privilege, value-added or other similar tax applicable to the price, sale or furnishing of any Services or associated materials hereunder or to their use by either Client or Emerald. Emerald reassesses the Rates from time to time and adjustments are made when Emerald believes such adjustments are appropriate. These adjustments may be reflected in the Rates utilized to determine Emerald's charges to Client during the Term.

        (b)   Terms of Payment.

              Client shall pay Emerald for the Services performed within [*] after receipt of an invoice from Emerald. Emerald shall submit invoices weekly (or less often at Emerald's discretion) for reimbursable costs and expenses as those costs and expenses are incurred by Emerald and Client shall reimburse Emerald for such costs and expenses (without markup) within [*] after receipt of such invoice. Client shall pay interest at the rate of [*] on any balance outstanding beyond [*] after delivery of the invoice to Client.

              Emerald retains the right to establish and enforce credit terms that it deems prudent in its sole determination. These terms may include guarantees and/or dollar limits and may be changed with 60 days written notice to Client. Client agrees to abide by Emerald's terms and promptly cure credit term defaults. Emerald retains the right (in addition to all other available remedies) to cease work on any or all projects in progress until all applicable credit terms are fully complied with. Client specifically waives the right to all course of action at its disposal in the event of such work stoppage.

        (c)   Books and Records.

              Emerald agrees to keep and maintain any directly pertinent books, documents, papers and records of Emerald involving transactions related to this Agreement for two (2) years after the expiration of the Term.

5.      SECURITY AND CONFIDENTIALITY

        (a)   Security.

              In providing the Services under this Agreement, Emerald shall comply with all Client systems security, virus protection and other written policies and procedures provided to Emerald by Client. Emerald shall be responsible for the safekeeping of data, documentation and computer media provided to Emerald by Client, and Emerald shall adhere to a standard of care no less than the standard of care exercised by Client.

        (b)   Confidentiality.

              (i) In connection with their respective obligations under this Agreement, each party may disclose certain information to the other that includes confidential or proprietary information, trade secrets, confidential customer information, and other information concerning operations, policies and procedures (collectively, "Information") pertaining to past, present and future activities. Since it is often difficult to separate confidential and proprietary information from that which is not, each party will regard all information gained as a result of this Agreement as confidential, solely for the purpose of carrying out its respective obligations under this Agreement, and not to be disclosed to any third party. Further, each party shall not disclose the terms and conditions of this Agreement, except as may be required by law or by governmental regulation or order, or as may be necessary to assert its rights hereunder.

              (ii) Each party shall take whatever steps are necessary to safeguard the confidentiality of all Information, including but not limited to,
(i) limiting the availability of the Information to only those employees or personnel who have a need to know the Information, (ii) storing the Information and any physical embodiments of it in a reasonably secure place when it is not being used, (iii) returning all information removed from the premises of Client or Emerald as soon as is reasonably possible, and (iv) maintaining reasonable security procedures to safeguard the Information from theft or access by any unauthorized person. Each party agrees to notify the other party immediately and fully, in writing, of all circumstances surrounding any access to or possession of the Information (or any physical embodiment thereof) by any person other than those authorized by this Agreement.

              (iii) Each party's duty of confidentiality shall not extend to information that (i) is already known or has been developed independently by such party prior to disclosure by the other party, (ii) is received from a third party who has the right to hold and disclose it, (iii) is released in writing from confidentiality protection by the other party, or (iv) is in the public domain, except if as a result of a breach of this Agreement.

              (iv) Upon the termination of this Agreement, each party shall return all physical embodiments of the

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.

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Information immediately to the other party and shall keep no copies of the
Information, except with the other party's specific written consent.

              (v) Until two (2) years after the termination of this Agreement, the parties hereby agree not to disclose the Information to any third party without the other party's express written consent, and not to otherwise use the Information for any purpose. The parties further agree to protect the Information by using the same degree of care, but no less than a reasonable degree of care, as the other party uses to protect its own similar confidential information.

6.      WARRANTIES.

        (a)   General Client Representations and Warranties.

              Client represents and warrants that it has full power and authority under any software licenses or other contracts relating to computer software with regard to which Emerald is to deliver the Services, to permit Emerald to provide such Services without liability to any third party. The parties hereto recognize and agree that in providing the Services contemplated hereunder, Emerald may have access to certain computer software licensed to Client by third party licensors, and Client hereby agrees that, to the extent necessary, Client shall be responsible for obtaining the written consent of any licensors or other third parties necessary in connection with any software licenses or other agreements to which Client is a party. If any such licensors or third parties require the execution of a nondisclosure agreement or license terms as a condition to allow Emerald to have access to computer software with regard to which Emerald is to provide Services, Emerald shall execute, and require any of its employees, subcontractors, consultants and contractors to execute, any such reasonable nondisclosure or license terms.

        (b)   Software and Services Warranties.

              (i)    Developed Software.

                     Where the Services include tasks related to the development of new software systems for Client, Emerald warrants that the programs developed will perform in all material respects in accordance with the specifications published by Emerald and approved by golfgateway.com.

              (ii)   Year 2000 Remediation Services.

                     Where the Services include tasks related to year 2000 analysis and remediation services, Emerald warrants that the computer software performing "windowing logic" shall perform in accordance with that software's published documentation.

              (iii)  General.

              Emerald shall have no responsibility for performance problems caused by alterations or modifications made by Client or a third party, or arising out of the malfunction of Client's equipment or other software products not supplied or analyzed and remediated by Emerald. Further, the warranties provided only apply to the copy or version of source code upon which Emerald has performed remediation services. If Client subsequently enhances or modifies the program or copy books used in the program, Emerald's warranties will not apply, to the extent the malfunction is caused by Client's enhancement or modification or the programs affected.

        (c)   Services Warranties.

        Emerald shall perform the Services in a professional and workmanlike manner.

        (d)   WARRANTY EXCLUSION.

              (i) THIS AGREEMENT PROVIDES FOR SERVICES AND IS NOT A SALE OF
GOODS.

              (ii) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THERE ARE NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        (e)   Exclusive Remedies.

              For any breach of warranties contained in Section 6 of this Agreement, Client's exclusive remedy shall be as follows:

              (i) For any new software systems Emerald develops for Client, Client shall have ninety (90) days (the "Warranty Period") following delivery of the software to Client's designated site to verify that the software conforms in all material respects with specifications published by Emerald and approved by golfgateway.com. Client shall provide written notice of any material nonconformance to Emerald within the Warranty Period, including in such notice sufficient detail to



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allow Emerald to duplicate the nonconformance. Emerald shall, at no additional charge, provide a correction or workaround approved by golfgateway.com in the software. Should Emerald fail to provide such correction or workaround approved by golfgateway.com or reach a mutually acceptable plan for correction or workaround with Client within sixty (60) business days after receipt of Client's notice, Client's sole and exclusive remedy shall be to terminate this Agreement as a default incapable of cure by written notice in accordance with the termination provisions hereof delivered within ten (10) business following the date for correction, workaround or plan for correction or workaround. Notwithstanding the payment provisions hereof, Client shall be entitled to receive a refund of any license or other fees paid to Emerald for the software.

              (ii) For the Services, Client is entitled to re-performance of the Services, or if Emerald cannot perform the Services as warranted, Client is entitled to a refund of the fees paid to Emerald for the Services not in conformance with the warranty.

EXCEPT FOR CLIENT'S REPRESENATIONS AND WARRANTIES SET FORTH IN SECTION 6(a), THE REMEDIES SET FORTH IN THIS SECTION (`WARRANTY') SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF ANY PARTY FOR ANY BREACH BY THE OTHER PARTY OF WARRANTIES CONTAINED HEREIN. EXCEPT FOR THE LIMITED WARRANTY IN THIS SECTION, EMERALD EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN RELATION TO THE SOFTWARE OR THE PROGRAMS DEVELOPED UNDER THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER ITS EMPLOYEES, AGENTS, OR REPRESENTATIVES HAS ANY RIGHT TO MAKE ANY REPRESENTATION, WARRANTY, OR PROMISE ON BEHALF OF EMERALD WITH RESPECT TO THE SOFTWARE OR THE PROGRAMS. IN NO EVENT SHALL EMERALD BE LIABLE TO CLIENT FOR A MONETARY AMOUNT GREATHER THAN THE AMOUNTS PAID OR DUE PURSUANT TO THIS AGREEMENT. THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY EVEN IF ANY OTHER REMEDIES FAIL OF THEIR ESSENTIAL PURPOSE.

7.      OWNERSHIP.

        All work product, documentation, computer programs, source code, software products or system design specifications reduced to writing or other tangible form that are produced by Emerald for golfgateway.com pursuant to this Agreement ("Software Product), shall be the exclusive property of golfgateway.com.

        All ideas, concepts, techniques, inventions, procedures, methods, utilities, tools, discoveries or improvements, whether patentable or not, that are conceived of or reduced to practice by Emerald or by one or more Emerald employees or agents in the performance of services for Emerald or golfgateway.com under this Agreement, whether acting alone or in conjunction with golfgateway.com's employees, or others ("Inventions"), shall be the exclusive property of Emerald. With respect to any Invention, Emerald hereby grants to golfgateway.com and to any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, golfgateway.com, a non-exclusive, non-transferable, limited, perpetual, royalty-free license to use such Inventions in the normal course of golfgateway.com's business.

8.      INSURANCE.

        Emerald will secure and maintain reasonably adequate worker's compensation insurance in accordance with the law of the work site. Emerald will also maintain comprehensive general liability and property damage insurance in accordance with generally accepted industry standards.

9.      INDEMNIFICATION

        Each party will defend, indemnify, and hold the other party, its officers, directors, agents and employees, harmless from any claims or liabilities brought against it or its licensors, including attorneys' fees, costs and expenses at trial, on appeal or on any petition for review, based on any claim that any work or materials delivered to the party pursuant to this Agreement violate or infringe upon the intellectual property rights of any other party or a breach of the delivering party's contractual obligations hereunder; provided, however, this subsection shall not apply where such injury or damage is caused by the negligence or willful misconduct of the party claiming indemnification, or that party's agents or employees. Notwithstanding the foregoing, whether or not the possibility of such damages has been disclosed or is reasonably foreseeable, neither party shall be liable to the other for special, incidental, exemplary or consequential damages, including, but not limited to, loss of data, sales, profits or revenue, loss of use of equipment or data, cost of capital, cost of substitute equipment,



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facilities or services, downtime costs, or claims of customers of either party for such damages.

10.     TERM, EXTENSION AND TERMINATION.

        (a)   Term.

              The term of the Agreement shall commence on the date set forth above and shall remain in effect for the period set forth in one or more Statements of Work.

        (b)   Extension.

              In the event that Emerald has not completed the Services during the Term, Emerald and Client shall extend this Agreement on the terms and conditions mutually agreed to by the parties. If the parties cannot agree on the terms of such extension, then this Agreement will expire on its terms.

        (c)   Termination.

              (i) Either party may terminate this Agreement in the event of a material breach by the other party of any representation, warranty, condition or covenant of this Agreement. The non-breaching party shall give the breaching party [*] prior written notice with an opportunity to cure the breach within such [*] period. In the event that the breaching party fails to cure the breach within the [*] period, the non-breaching party shall have the right to terminate this Agreement.

              (ii) This Agreement may be terminated by either party without prior notice if:

                     (A) the other party files a petition for bankruptcy or is adjudicated a bankrupt;

                     (B) a petition in bankruptcy is filed against the other party;

                     (C) the other party becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to bankruptcy law;

                     (D) the other party discontinues its business; or

                     (E) a receiver is appointed for the other party or its business.

              (iii) An individual Statement of Work may be terminated by golfgateway.com at its discretion, at any time, provided that a reasonable ramp down period is established and agreed to by both parties.



11.     NONCOMPETITION, NONSOLICITATION, AND EXCLUSIVITY

        (a)   Noncompetition.

              Each party agrees that during the Term and for a period of twelve
(12) months thereafter, neither it nor any person or entity affiliated with it, will (i) induce or attempt to induce the other party or any customer, supplier, licensee or business relation (each, a "Customer") of the other party to alter in any way its business relationship with the other party, including without limitation any attempt to induce a Customer to decrease the quantity of business conducted with the other party or induce or encourage a Customer to not enter into an expanded business relationship with the other party, or (ii) interfere in any way with the relationship of the other party or any customer, supplier, licensee or business relation.

        (b)   Nonsolicitation.

              Each party agrees that during the term of this Agreement and for a period of twelve (12) months thereafter, neither it nor any person or entity affiliated with it, will directly or indirectly employ or otherwise engage in any capacity any person who is or has been an employee of the other party at any time during the term of this Agreement, nor will a party or any affiliate solicit or encourage any such person of the other party to leave the employ of the other party for any reason, unless authorized, in writing, by Emerald. Each party agrees that the harm to the other party from any breach of this Section 11(b)may be difficult to determine and may be wholly or partially irreparable.

        (c)   Exclusivity

              Based on golfgateway.com paying all invoices, in full, within 30 days of receipt, throughout the life of this agreement, both parties agree to the following exclusivity provision. Both parties recognize that the relationship between Emerald and golfgateway.com provides a critical competitive advantage to golfgateway.com in their market. In recognition of this competitive advantage Emerald agrees to not engage in consulting and project work for golfgateway.com's competitors, [*]

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.

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[*]

--------------------------------------------------------------------------------

12.     DISPUTE RESOLUTION.

        All disputes involving this Agreement, except actions arising under the patent and copyright provisions of the U.S. Code, shall be submitted to a panel of three (3) arbitrators appointed and operating under Uniform Arbitration Act and the procedural rules of the American Arbitration Association. Such panel shall include only persons with experience in the areas of information technology or computer software licensing, installation or implementation. Each party shall choose one (1) arbitrator, and the third arbitrator shall be chosen by the two- (2) arbitrators thus selected by the parties. The place of the arbitration shall be Seattle, Washington. The written decision of the arbitrators shall be final, binding and convertible to a court judgment in any appropriate jurisdiction.

13.     MISCELLANEOUS

        (a) The section headings used in this Agreement are for convenience only and are not intended to limit or to extend the meaning of any part of this Agreement.

        (b) Except as otherwise expressly provided in this Agreement, this Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Emerald and Client. The parties agree that the terms and conditions included in each parties standard printed forms which purport to amend, alter, modify, change, or supplement all or any part of this Agreement shall be of no force and effect.

        (c) This Agreement, all associated Statements of Work, and Nonsolicitation Exemptions, if any, constitute the entire agreement of the parties hereto with respect to the matters contemplated hereby, and no other agreement, statement or promise, made by any party hereto, that is not contained herein shall be binding or valid.

        (d) Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of Sections 5 and 11(a) are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court located in the state of Washington, in addition to any other remedy to which they may be entitled, at law or in equity. Each of the parties submits to the jurisdiction of any federal court, sitting in the state of Washington, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.

        (e) Any notice required or permitted to be given under this Agreement, including, without limitation, all requests for approval or consent, shall be personally delivered or sent by registered or certified first class U.S. Mail, return receipt requested, by a recognized overnight courier service, by hand delivery, or by confirmed facsimile transmission and shall be deemed given upon receipt. All such notices shall be delivered to the Client at the address following its signature, and to Emerald as follows:

    If to Emerald:    Emerald Solutions, Inc.
                      500 - 108th Avenue NE,
                      Suite 1800
                      Bellevue, Washington  98004
                      Attention:  Jerry Grant,
                      Vice President and Chief
                      Financial Officer
                      Facsimile:  (425) 586-4990
                      Telephone:  (425) 586-3000

    with a copy to:
               Morrison & Foerster LLP
               19900 MacArthur Boulevard, 12th Floor
               Irvine, California  92612
               Attention:  William A. Wurch, Esquire
               Facsimile:  (949) 251-0900
               Telephone:  (949) 251-7500

        (f) The waiver by any party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. Any waiver of a term, covenant or condition in this Agreement shall be valid only if in writing.

        (g) In the event of any action or proceeding at law or in equity between Client and Emerald to enforce or interpret any provision of this Agreement or to protect or establish any right or remedy of either party hereunder, the party not prevailing in such action or

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.

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proceeding shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred therein by such prevailing party and if such prevailing party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as part of such judgment.

        (h) The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either party. The parties acknowledge that each party and its counsel have reviewed this Agreement and participated in its drafting and therefore that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. In this Agreement, the neuter gender includes the feminine and masculine, and the singular number includes the plural wherever the context so requires.

        (i) In the event that either party is unable to perform any of its obligations under the Agreement or to enjoy any of its benefits because of, or if loss of the product is caused by, natural disaster, actions or decrees of governmental bodies or communications line failures not the fault of the affected party ("Force Majeure Event"), the party who has been so affected immediately shall give notice to the other party and shall do everything possible to resume performance. Upon receipt of such notice, the Agreement shall be immediately suspended. Delays in delivery due to a Force Majeure Event shall automatically extend the delivery date(s) for the period equal to the duration of such Force Majeure Events; any warranty period affected by a Force Majeure Event shall likewise be extended for a period equal to the duration of such Force Majeure Event.

        (j) In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        (k) This Agreement shall be interpreted and construed under and pursuant to the laws of the State of Washington, other than those laws that would require the application of the laws of another forum.

        (l) Client shall neither assign its rights nor delegate its duties under this Agreement without prior written consent of Emerald. This prohibition of assignment and delegations extends to all assignments and delegations that lawfully may be prohibited by agreement. Assignment for purposes of this Agreement shall include transfers by operation of law, merger, cessation of operations, liquidation, acquisition or consolidation. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors and assigns.

        (m) Unless otherwise specifically indicated, all provisions set forth in this Agreement are independent of one another, and the obligations or duty of either party hereto under any one provision is not dependent on either party performing under the terms of any other provision.

        (n) Time is hereby expressly declared to be of the essence of this Agreement and of each and every term, covenant, agreement, condition and provision hereof.

        (o) Neither party shall publicly announce or disclose the terms and conditions of this Agreement except that Emerald may use Client's name as a reference in Emerald's sales calls and in lists of Emerald's customers. Emerald shall be entitled to disclose detailed project related information and system functionality descriptions as may be useful in sales presentations. golfgateway.com agrees to allow Emerald an automated link (URL) on their website denoting Emerald as the site developer. Such link will be designed and maintained by Emerald. The size, location, and appearance of the automated link must be approved by golfgateway.com. In the event this Agreement is terminated, the provisions of this section shall survive only upon written consent of golfgateway.com.

        (p) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        (q) The parties agree that this Agreement is not subject to and shall not be interpreted by the United Nations Convention on Contracts for the International Sale of Goods.

        (r) This Agreement or schedule or exhibit thereto may be accompanied by Client's purchase order or other instrument covering the subject matter of this

Agreement. Such purchase order or other instrument is for Client's internal use and shall affect this Agreement.



                                 ***************

              IN WITNESS WHEREOF, the parties have hereunto set their hands by proper persons duly authorized, the day and year first above written.

EMERALD SOLUTIONS, INC.                                   CLIENT:



By: /s/ JERRY N. GRANT                 By: /s/ PAUL G. MARDESICH
   -----------------------------------    -----------------------------------

Print:                                 Print: Paul G. Mardesich
      --------------------------------       --------------------------------

Its:  CFO                              Its: CFO
    ----------------------------------     ----------------------------------

Dated as of September 15, 1999

                                       Address for Notices:
                                       9977 N. 90th Street
                                       -------------------------------
                                       Suite 150
                                       -------------------------------
                                       Scottsdale, Arizona 85258
                                       -------------------------------

                                    EXHIBIT A

                                    PROCEDURE



PROJECT PRIORITIES:

-   Web Based, Golf Tee Time Reservation SySTEm

-   Golf School Module

-   ONYX Implementation

All three projects may be worked simultaneously.

                                    EXHIBIT B

                               1999 BILLING RATES

                               FOR GOLFGATEWAY.COM



               JOB LEVEL                           HOURLY RATE
               ---------                           -----------

             EXECUTIVE/VP                              [*]

             DIRECTOR                                  [*]
             PRINCIPAL

             SENIOR MANAGER                            [*]
             SENIOR TECHNICAL ARCHITECT

             MANAGER                                   [*]
             TECHNICAL ARCHITECT

             SENIOR CONSULTANT                         [*]

             CONSULTANT                                [*]

             ASSOCIATE                                 [*]


THE CLIENT WILL BE INVOICED WEEKLY FOR ACTUAL HOURS WORKED ON THE RESPECTIVE PROJECTS ACCORDING TO THE RATES ESTABLISHED IN THE APPLICABLE STATEMENT OF WORK OR AS LISTED ABOVE. EMERALD SOLUTIONS RESERVES THE RIGHT TO ADJUST CONSULTANT BILLING RATES AFTER PROVIDING 30 DAYS NOTICE TO CLIENT.

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.